UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2012

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (415) 899-1555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 8, 2012, Hennessy Advisors, Inc. (“Hennessy Advisors”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Neil J. Hennessy in connection with his service as Hennessy Advisors’ chairman of the board of directors and chief executive officer and as chief investment officer and portfolio manager for the mutual funds managed by Hennessy Advisors.

The Employment Agreement amends and restates the Employment Agreement dated as of May 2, 2001 between Hennessy Advisors and Mr. Hennessy, as subsequently amended by Amendment No. 1, dated August 28, 2006, Amendment No. 2, dated December 18, 2008, and Amendment No. 3, dated September 3, 2009. The Employment Agreement, as so amended and restated, increases Mr. Hennessy’s base salary from $180,000 to $350,000, and provides that Mr. Hennessy’s incentive-based bonus be calculated and paid on a quarterly basis instead of on an annual basis.

The Employment Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
10.1	Amended and Restated Employment Agreement, dated as of October 8, 2012, between Hennessy Advisors, Inc. and Neil J. Hennessy.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

October 10, 2012	By:	/s/ Neil J. Hennessy
Neil J. Hennessy
President

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated October 8, 2012

Exhibit	Description

10.1	Amended and Restated Employment Agreement, dated as of October 8, 2012, between Hennessy Advisors, Inc. and Neil J. Hennessy.